TURBOCHEF TECHNOLOGIES, INC.

2003 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNITS AGREEMENT

TurboChef Technologies, Inc., a Delaware corporation (the “Company”), hereby grants to the person named below (“Recipient”) a number of restricted stock units shown below representing rights to be issued one share of Common Stock of the Company for each restricted stock unit (“RSU Shares”) for no additional consideration, subject to all of the terms and conditions of the agreement set forth on the reverse side and the TurboChef Technologies, Inc. 2003 Stock Incentive Plan (the “Plan”).

Recipient:	IN WITNESS WHEREOF, this restricted stock units agreement has been executed on behalf of the Company by a duly authorized officer

[Director recipient]

James K. Price, President and CEO

___________________________________________________________________________________________________________________

Total Number of Restricted	Grant Date:
Stock Units (RSU Shares):	[#####]

Vesting and Payout Schedule:

No. Units	Date

1.	Grant of Restricted Stock Units.

1.1	Restricted Stock Units. The Restricted Stock Units (RSU) described on the front of this Agreement certificate are subject to the following terms and conditions.

1.2  Construction. This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

1.3	Condition. If this Agreement is not executed by the Recipient, it may be canceled by the Committee.

1.4  Term. This Agreement shall continue until the Recipient’s right to be issued RSU Shares has vested to the fullest extent allowed hereunder or until the Payout Date, whichever is later.

2.   Vesting. The RSU award shall vest, and, subject to Sections 3.3 and 7.1 or adjustment under Section 9, the Recipient shall have the right to receive one share of Common Stock of the Company for each RSU held (or equivalents, as provided herein, “RSU Shares”) on or after the dates set forth on the front of this Agreement certificate, subject to earlier vesting of the RSU award as provided in Sections 3.3 and 7, and as the Company may agree in writing, and subject to earlier termination of the RSU award as provided in Sections 1.3 and 6 or in the Plan. The right to receive the RSU Shares as they become vested shall be cumulative and shall continue during the Term unless sooner terminated as provided herein. Further vesting of the RSU award shall cease upon termination of the Recipient as a director and/or employee of the Company or any subsidiary for any reason, other than death or Disability as next provided. In the event the Recipient dies or is terminated by reason of Disability (as determined by the Committee) while a director and/or employee of the Company or any subsidiary, the RSU award will immediately vest in its entirety and the Payout Date shall change to the date of death or such termination.

3.	Manner of Payout.

3.1  Delivery of RSU Shares. Once vested, the RSU will be paid out by the Company through the issuance of RSU Shares to the Recipient as soon as reasonably possible after, and effective as of, the later of the vesting date and the Payout Date. The “Payout Date” shall be the date, if any is indicated on the front of this Agreement certificate (adjusted as provided under Sections 3.3 and 7), on which the vested RSU Shares shall be issued. Certificate(s) for the RSU Shares shall be issued in the name of the Recipient, free and clear of all liens, security interests, pledges or other claims or charges or restrictions (other than securities law restrictions), and delivered to the last address of the Recipient known by the Company or as otherwise directed in writing by the Recipient. The Company’s obligation to deliver RSU Shares is conditioned upon Recipient providing such information as may be reasonably required or appropriate in connection with such delivery, such as a registration address and tax identification number.

3.2  Stockholder Rights. The Recipient shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any RSU Shares until issued to the Recipient, except as provided in this Agreement. After RSU Shares have vested, the Recipient shall have the right to equivalent consideration for any dividend declared by the Company on its Common Stock on or after the vesting date, whether such dividend is in the form of cash, securities or other property. After the RSU award but before the vesting date the Recipient shall have no rights to any dividend declared by the Company on its Common Stock, except as provided in Section 9. The Recipient shall have no voting rights with respect to the RSU Shares until issued. Equivalent consideration for any dividends deemed payable on RSU Shares hereunder shall be payable on the Payout Date, and if on the Payout Date the Company may not reasonably issue or deliver dividends in the form payable on the record date therefor, then the Company may deliver cash or other property of a reasonably equivalent value.

3.3  Merger; Acquisition. If the Company is acquired by merger or otherwise, then the vesting of rights to be issued RSU Shares under this Agreement and the Payout Date shall be accelerated to occur immediately prior to the closing of such transaction and the Recipient shall be permitted to participate in the merger consideration or proceeds of acquisition to the same degree as if the RSU Shares had been issued and outstanding at the time of any record date with respect to such merger or acquisition, provided, however, that nothing herein shall give Recipient any voting rights with respect to the RSU Shares until issued.

4.	Nontransferability. The RSU award and this Agreement shall not be transferable by the Recipient other than by will or by the laws of descent and distribution.

5.   Securities Law Restrictions. The issuance of RSU Shares may be reasonably delayed by the Company until, in the opinion of counsel for the Company, the issuance of the RSU Shares is exempt from registration under the Securities Act of 1933, as amended, or any other applicable federal or state securities law, rule or regulation, or the RSU Shares have been duly registered under such laws. Unless the RSU Shares have been registered for sale under all applicable laws, the Recipient shall represent, warrant and agree, as a condition to the issuance of the RSU Shares, that if the issuance of the RSU Shares is deemed a purchase of such securities under applicable law, then the RSU Shares are being purchased for investment only and without a view to any sale or distribution of such RSU Shares and that such RSU Shares shall not be transferred or disposed of in any manner without registration under such laws, unless it is the opinion of counsel satisfactory to the Company that such a disposition is exempt from such registration. The Recipient acknowledges that an appropriate legend giving notice of the foregoing restrictions shall, at the option of the Company, appear conspicuously on all certificates evidencing the RSU Shares or other securities issued upon the payout of the RSU award.

6.   Limitation or Cancellation of Award. If the Recipient engages in any Detrimental Activity, the Committee may, notwithstanding any other provision in this Agreement to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any further vesting of the RSU award and this Agreement as of the first date the Recipient engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Agreement, the Plan or any other agreement.

7.	Effect of Change in Control; Liquidation/Dissolution.

7.1  Vesting and Payout. Upon the consummation of a Change in Control, all outstanding unvested RSU awards shall become immediately and fully vested and the RSU Shares shall be issued effective as of the date of such consummation of a Change in Control. In such case, the Payout Date shall change to the effective date as of which the RSU Shares are to be issued under this Section 7.1. If, in connection with a Change of Control all or substantially all outstanding shares of Common Stock are exchanged for consideration consisting of cash, other securities or a combination thereof, then Recipient may receive such consideration in lieu of RSU Shares.

7.2  Liquidation/Dissolution. Upon the effective date of the liquidation or dissolution of the Company without a successor, the RSU award shall vest in its entirety, the Payout Date shall change to such effective date and the Company shall issue the RSU Shares to the Recipient.

8.   No Additional Rights Created. Nothing in the Plan or this Agreement shall confer on you any right to continue as a member of the Board of Directors or otherwise be engaged for services by the Company, or by any parent or subsidiary, or limit in any way the rights of the Board of Directors or the stockholders of the Company.

9.   Adjustments. In the event of a change in capitalization, the Committee may make appropriate adjustments to the number and class of shares or other stock or securities subject to the RSU award. The Committee’s adjustment shall be made in accordance with the provisions of Section 4.4 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

10.  Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to the Recipient an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the RSU award. The Recipient shall pay the Withholding Taxes (if any) to the Company in cash prior to the issuance of any RSU Shares. In satisfaction of the Withholding Taxes, the Recipient may make a written election, which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the RSU Shares issuable to him or her upon payout of the RSU award, having an aggregate Fair Market Value equal to the minimum required Withholding Taxes, provided that, if the Recipient may be subject to liability under Section 16(b) of the Exchange Act, the election must comply with the requirements applicable to share transactions by such Recipient.

11.  Modification of Agreement. Except as provided in Sections 3.3, 7 and 9, this Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, only by a written instrument executed by the parties hereto.

12.  Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

13.  Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

14.  Successors in Interest. This Agreement shall inure to the benefit of and be binding upon each successor corporation to the Company. This Agreement shall inure to the benefit of the Recipient’s legal representatives. All obligations imposed upon the Recipient and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Recipient’s heirs, executors, administrators and successors.

15.  Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Recipient and the Company for all purposes.

By signing below, Recipient hereby accepts the RSU award subject to all its terms and provisions and agrees to be bound by the terms and provisions of the Plan. Recipient hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee responsible for administration of the Plan, upon any questions arising under the Plan. Recipient authorizes the Company to withhold, in accordance with applicable law, from any compensation payable to him or her, any taxes required to be withheld by federal, state or local law as a result of the grant, existence or payout of the RSU award.

RECIPIENT

Signature: